CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated March 14, 2017, relating to the financial statements and financial highlights, which appear in Vanguard Short-Term Treasury Fund, Vanguard Short-Term Federal Fund, Vanguard Intermediate-Term Treasury Fund, Vanguard GNMA Fund, Vanguard Long-Term Treasury Fund, Vanguard Short-Term Investment-Grade Fund, Vanguard Intermediate-Term Investment-Grade Fund, Vanguard Long-Term Investment-Grade Fund, Vanguard High-Yield Corporate Fund and Vanguard Ultra-Short-Term Bond Fund’s (constituting Vanguard Fixed Income Securities Funds) Annual Reports on Form N-CSR for the year ended January 31, 2017. We also consent to the references to us under the heading “Financial Highlights”, “Financial Statements” and “Service Providers–Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
May 24, 2017